UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 487-9500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Stockholders of The Ensign Group, Inc. was held on May 26, 2011, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:
1.	The two nominees named below were elected to serve as Class I directors of the board of directors, to serve until the 2014 Annual Meeting, until a successor is elected and qualified, and the voting results were as follows:

	Votes		Broker
Nominee	For	Withheld	Non-Votes
Roy E. Christensen	16,981,734	273,751	2,746,828
John G. Nackel	14,947,821	2,307,664	2,746,828
2.	The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
19,910,624	70,845	20,844	—
3.	The compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
16,998,149	18,928	239,408	2,745,829
4.	The shareholders’ preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation of the named executive officers was once every year and the voting results were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker-Non Vote
8,710,811	221,104	8,097,724	226,845	2,745,829

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.
/s/ SUZANNE D. SNAPPER
Chief Financial Officer
Dated: June 1, 2011